UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2022

COASTAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 Evergreen Way, Everett, Washington 98203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (425) 257-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2022, the Board of Directors of Coastal Financial Corporation (the “Company”) the holding company for Coastal Community Bank (the “Bank”), appointed Curt Queyrouze as President of the Company and Bank, effective June 1, 2022. Eric Sprink will continue as Chief Executive Officer of the Company and Bank. A copy of the press release announcing Mr. Queyrouze’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Mr. Queyrouze, 60, was most recently President and CEO of TAB Bank, UT, from January 2014 to May 2022. Mr. Queyrouze brings an extensive background in managing a community bank as well as fintech and BaaS partnerships. Mr. Queyrouze also brings to Coastal expertise in credit, risk management, and financial technology.

On May 18, 2022, the Company and Bank entered into an employment agreement (the “Employment Agreement”), an offer letter agreement (the “Offer Letter”) and a performance-based restricted stock unit award agreement (the “PSU Award Agreement”) with Mr. Queyrouze. The Employment Agreement governs the terms of Mr. Queyrouze’s employment and contains standard non-competition and non-solicitation provisions, as well as standard confidentiality, waiver and release and non-disparagement provisions.

Pursuant to the terms of the Employment Agreement, Offer Letter and PSU Award Agreement, Mr. Queyrouze’s initial compensation is as follows. Mr. Queyrouze will be entitled to an initial annual base salary of $400,000 and will receive a one-time signing cash bonus of $146,000. He will also receive a one-time award of 7,000 restricted stock units and 53,000 performance-based restricted stock units. The restricted stock units vest over a three-year period. The performance-based restricted stock units will vest on the sixth anniversary of the grant date, subject to continuous employment with the Company and the achievement of certain performance conditions. Mr. Queyrouze will be eligible to participate in the Company’s annual cash incentive plan in a manner similar to other senior Company executives (targeted at 50% of base salary with a maximum of 100%), with award opportunities based upon the achievement of performance goals. He will also be eligible to receive equity incentive awards under the Company’s 2018 Omnibus Incentive Plan (targeted at 50% of base salary with a maximum of 100%), with award opportunities based upon continued service and the achievement of certain performance conditions.

There is no arrangement or understanding between Mr. Queyrouze and any other person pursuant to which he was selected as President. In addition, there are no familial relationships between Mr. Queyrouze and any director or executive officer of the Company, and Mr. Queyrouze has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

A copy of the press release announcing the hiring of Curt Queyrouze as President issued by the Company on May 18, 2022, is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Other Exhibits

(d) Exhibits

NumberDescription

99.1CCB Press Release dated May 18, 2022

104Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: May 18, 2022	By:	/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and Chief Financial Officer